Exhibit 23.1

THE FOLLOWING CONSENT IS A COPY OF A PREVIOUSLY ISSUED ARTHUR ANDERSEN LLP CONSENT AND HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP.

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the WGL Holdings, Inc.’s and Washington Gas Light Company’s previously filed Registration Statements File Nos. 333-58606, 333-61199, 333-16181, 333-83185, 333-01471, and 333-01469.

ARTHUR ANDERSEN LLP
Vienna, VA
December 14, 2002